Exhibit 99.1
Warwick Valley Telephone Company Announces Sale of it’s Shares in Zefcom
(Warwick, New York, January 6, 2006) Warwick Valley Telephone Company (Nasdaq: WWVY) (the “Company”) announced today that on Tuesday, January 3, 2006 the Company received a payment of $700,000 in exchange for the sale of all of the Company’s interest in Zefcom, LLC, d.b.a. Telispire (“Zefcom”). As a result of the sale, the Company will have no management involvement or responsibilities relating to Zefcom, but it will retain the exclusive right to distribute Telispire wireless services in the Company’s territory for three years.